Exhibit 10.1

Mutual Termination Agreement

This Mutual Termination Agreement (this “Agreement”) is entered into as of 24 May, 2024 (the “Effective Date”) by and among (i) Ace Global Business Acquisition Limited, a British Virgin Islands business company (“Parent”); (ii) ACBA Merger Sub I Limited, a British Virgin Islands business company and wholly owned subsidiary of Parent (“Purchaser”); (iii) ACBA Merger Sub II Limited, a British Virgin Islands business company and wholly owned subsidiary of Purchaser (“Merger Sub” and together with Parent and Purchaser, the “Purchaser Parties”); and (iv) LE Worldwide Limited, a British Virgin Islands business company (the “Company” and together with Parent, Purchaser and Merger Sub, the “Parties” and each, a “Party”).

WHEREAS, the Parties previously entered into that certain Business Combination Agreement dated December 23, 2022 between Parent and the Company (as supplemented by a Joinder Agreement dated March 2, 2023 between Parent, the Company, Purchaser and Merger Sub and as amended on July 6, 2023 and September 19, 2023) (the “Merger Agreement”); and

WHEREAS, pursuant to Section 14.1(a) of the Merger Agreement, the Parties desire to terminate the Merger Agreement by mutual written consent of the Purchaser Parties and the Company, as provided herein.

NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

2.	Termination of the Merger Agreement. Effective as of the Effective Date, the Merger Agreement is hereby mutually terminated by the Parties in all respects in accordance with Section 14.1(a) of the Merger Agreement.

3.	Further Assurances. The Parties hereby agree to execute and deliver, and to cause their respective representatives and Affiliates to execute and deliver, from time to time, such additional documents, conveyances or other assurances reasonably necessary to carry out the intent of this Agreement.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

PARENT:

Ace Global Business Acquisition Limited,
a British Virgin Islands business company

/s/ Eugene Wong
Eugene Wong
CEO and Chairman of the Board

PURCHASER:

ACBA Merger Sub I Limited,
a British Virgin Islands business company

/s/ Eugene Wong
Eugene Wong
Chief Executive Officer

MERGER SUB:

ACBA Merger Sub II Limited,
a British Virgin Islands business company

/s/ Eugene Wong
Eugene Wong
Sole Director

COMPANY:

LE Worldwide Limited,
a British Virgin Islands business company

/s/ Lo Yeung Man Teddy
Lo Yeung Man Teddy
CEO